Exhibit 99.1

The Carlyle Group Announces Fourth Quarter and Full Year 2020 Financial Results

Washington, DC, February 4, 2021 – Global investment firm The Carlyle Group Inc. (NASDAQ: CG) today reported its unaudited results for the fourth quarter and full year ended December 31, 2020. The full detailed presentation of Carlyle's fourth quarter and full year 2020 results can be viewed on the investor relations section of our website at ir.carlyle.com.

Carlyle CEO Kewsong Lee said, “2020 was a year of growth and positive change for Carlyle thanks to the dedication, hard work and expertise of our people. We delivered strong results for our shareholders, as our business model proved resilient and adaptable, despite a challenging and complex environment. Our investment portfolios continue to be in great shape and even as challenges continue into 2021 we are well positioned to build on our momentum as we look to accelerate growth in the coming years.”

U.S. GAAP results for Q4 2020 and 2020 included income before provision for income taxes of $697 million and $580 million, and net income attributable to The Carlyle Group Inc. common stockholders of $519 million and $348 million, or net income (loss) per common share of $1.44 and $0.97, on a diluted basis. Total balance sheet assets were $16 billion as of December 31, 2020.
Dividend
The Board of Directors has declared a quarterly dividend of $0.25 per common share to holders of record at the close of business on February 16, 2021, payable on February 23, 2021. For full year 2020, the Board of Directors declared $1.00 in aggregate distributions to common stockholders.
Conference Call
Carlyle will host a conference call at 8:30 a.m. EST on Thursday, February 4, 2021, to announce its fourth quarter and full year 2020 financial results. The conference call will be available via public webcast from the Shareholders section of Carlyle's website at www.carlyle.com and a replay will be available on our website soon after the call’s completion.
About The Carlyle Group
The Carlyle Group (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across three business segments: Global Private Equity, Global Credit and Investment Solutions. With $246 billion of assets under management as of December 31, 2020, Carlyle’s purpose is to invest wisely and create value on behalf of its investors, portfolio companies and the communities in which we live and invest. Carlyle employs 1,825 people in 29 offices across five continents. Further information is available at www.carlyle.com. Follow The Carlyle Group on Twitter @OneCarlyle.

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Forward Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, contingencies, our dividend policy, our expectations regarding the impact of COVID-19, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements including, but not limited to, those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 12, 2020 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on April 30, 2020, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.
This release does not constitute an offer for any Carlyle fund.

Contacts:

Public Market Investor Relations	Media
Daniel Harris	Leigh Farris	OR	Brittany Berliner
Phone: +1 (212) 813-4527	Phone: +1 (212) 813-4815		Phone: +1 (212) 813-4839
daniel.harris@carlyle.com	leigh.farris@carlyle.com		brittany.berliner@carlyle.com

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